As filed with the Securities and Exchange Commission on July 24, 2013

Registration No. 333-189908

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AK STEEL HOLDING CORPORATION	AK STEEL CORPORATION
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

3312	3312
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)

31-1401455	31-1267098
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

9227 Centre Pointe Drive West Chester, Ohio 45069 (513) 425-5000	9227 Centre Pointe Drive West Chester, Ohio 45069 (513) 425-5000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

David C. Horn

Executive Vice President, General Counsel and Secretary

AK Steel Holding Corporation

9227 Centre Pointe Drive

West Chester, Ohio 45069

(513) 425-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph C. Alter

Assistant General Counsel—Corporate and Chief Compliance Officer

AK Steel Holding Corporation

9227 Centre Pointe Drive

West Chester, Ohio

(513) 425-5000

Copies to:

Todd R. Chandler

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

AK Steel Holding Corporation and AK Steel Corporation are filing this Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-4 (Registration No. 333-189908) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibit 5.1 previously filed with the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and Exhibit 5.1. The prospectus contained in the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

AK Steel Corporation

AK Steel Holding Corporation

AK Holding and AK Steel are each Delaware corporations. Subsection (b)(7) of Section 102 of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation of each of AK Holding and AK Steel has eliminated the personal liability of its directors to the fullest extent permitted by law.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any current or former director, officer, employee or agent of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Article Seventh of the Certificate of Incorporation of AK Holding and Article Seven of the Certificate of Incorporation of AK Steel each state that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by law, and the corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing such indemnification.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits (Including Those Incorporated By Reference)

Exhibit No.	Description of Exhibit
3.1	Restated Certificate of Incorporation of AK Steel Holding Corporation (incorporated herein by reference to Exhibit 3.3 to AK Steel Holding Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the SEC on May 5, 2011).

3.2	By-laws of AK Steel Holding Corporation, as amended and restated as of May 27, 2010 (incorporated herein by reference to Exhibit 3.2 to AK Steel Holding Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 22, 2011).

*3.3	Certificate of Incorporation of AK Steel Corporation, as amended.

*3.4	By-laws of AK Steel Corporation, as amended and restated as of January 13, 1994.

4.1	Indenture, dated as of November 20, 2012, among AK Steel Corporation, as issuer, AK Steel Holding Corporation, as guarantor, and U.S. Bank National Association, as trustee and collateral agent (incorporated herein by reference to Exhibit 4.2 to AK Steel Holding Corporation’s Form 8-K, as filed with the SEC on November 20, 2012).

4.2	Form of 8.750% Senior Secured Note due 2018 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of November 20, 2012, among AK Steel Holding Corporation, AK Steel Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities, Inc., as representatives of the initial purchasers named therein (incorporated herein by reference to Exhibit 10.2 to AK Steel Holding Corporation’s Form 8-K, as filed with the SEC on November 20, 2012).

4.4	Registration Rights Agreement, dated as of June 24, 2013, among AK Steel Holding Corporation, AK Steel Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated herein by reference to Exhibit 10.2 to AK Steel Holding Corporation’s Form 8-K, as filed with the SEC on June 24, 2013).

**5.1	Opinion of Weil, Gotshal & Manges LLP.

10.1	Security Agreement, dated as of November 20, 2012, among the AK Steel Corporation and U.S. Bank National Association, as trustee and collateral agent (incorporated herein by reference to Exhibit 10.3 to AK Steel Holding Corporation’s Form 8-K, as filed with the SEC on November 20, 2012).

10.2	Collateral Trust Agreement, dated as of November 20, 2012, among AK Steel Corporation and U.S. Bank National Association, as trustee and collateral agent (incorporated herein by reference to Exhibit 10.4 to AK Steel Holding Corporation’s Form 8-K, as filed with the SEC on November 20, 2012).

*12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

16.1	Letter of Deloitte & Touche LLP, dated February 28, 2013 (incorporated herein by reference to Exhibit 16.1 to AK Steel Holding Corporation’s Form 8-K, as filed with the SEC on February 28, 2013).

21.1	Subsidiaries of AK Steel Holding Corporation (incorporated herein by reference to Exhibit 21.1 to AK Steel Holding Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 28, 2013).

*23.1	Consent of Deloitte & Touche LLP.

**23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

*24.1	Powers of Attorney.

*25.1	Form T-1 Statement of Eligibility and Qualification of Trustee.

*99.1	Form of Letter of Transmittal.

*99.2	Form of Notice of Guaranteed Delivery.

*	Previously filed with the Registration Statement on Form S-4 (File No. 333-189908), filed with the SEC on July 12, 2013.

**	Filed herewith.

Item 22. Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrants hereby undertake to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the township of West Chester, State of Ohio, on the 24th day of July, 2013.

AK STEEL HOLDING CORPORATION

By:	/s/ Roger K. Newport
Roger K. Newport Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated as of July 24, 2013.

Signature	Title

/s/ James L. Wainscott	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)
James L. Wainscott

/s/ Roger K. Newport Roger K. Newport	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)

/s/ Gregory A. Hoffbauer Gregory A. Hoffbauer	Controller and Chief Accounting Officer (Principal Accounting Officer)

* Robert H. Jenkins	Lead Director

* Richard A. Abdoo	Director

* John S. Brinzo	Director

* Dennis C. Cuneo	Director

* William K. Gerber	Director

* Dr. Bonnie G. Hill	Director

* Ralph S. Michael III	Director

* Shirley D. Peterson	Director

* Dr. James A. Thomson	Director

* By:	/s/ David C. Horn
Name: David C. Horn
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the township of West Chester, State of Ohio, on the 24th day of July, 2013.

AK STEEL CORPORATION

By:	/s/ Roger K. Newport
Roger K. Newport Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated as of July 24, 2013.

Signature	Title

/s/ James L. Wainscott	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)
James L. Wainscott

/s/ Roger K. Newport Roger K. Newport	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)

/s/ Gregory A. Hoffbauer Gregory A. Hoffbauer	Controller and Chief Accounting Officer (Principal Accounting Officer)

* Robert H. Jenkins	Lead Director

* Richard A. Abdoo	Director

* John S. Brinzo	Director

* Dennis C. Cuneo	Director

* William K. Gerber	Director

* Dr. Bonnie G. Hill	Director

* Ralph S. Michael III	Director

* Shirley D. Peterson	Director

* Dr. James A. Thomson	Director

* By:	/s/ David C. Horn
Name: David C. Horn
Title: Attorney-in-fact

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation of AK Steel Holding Corporation (incorporated herein by reference to Exhibit 3.3 to AK Steel Holding Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the SEC on May 5, 2011).

3.2	By-laws of AK Steel Holding Corporation, as amended and restated as of May 27, 2010 (incorporated herein by reference to Exhibit 3.2 to AK Steel Holding Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 22, 2011).

*3.3	Certificate of Incorporation of AK Steel Corporation, as amended.

*3.4	By-laws of AK Steel Corporation, as amended and restated as of January 13, 1994.

4.1	Indenture, dated as of November 20, 2012, among AK Steel Corporation, as issuer, AK Steel Holding Corporation, as guarantor, and U.S. Bank National Association, as trustee and collateral agent (incorporated herein by reference to Exhibit 4.2 to AK Steel Holding Corporation’s Form 8-K, as filed with the SEC on November 20, 2012).

4.2	Form of 8.750% Senior Secured Note due 2018 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of November 20, 2012, among AK Steel Holding Corporation, AK Steel Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities, Inc., as representatives of the initial purchasers named therein (incorporated herein by reference to Exhibit 10.2 to AK Steel Holding Corporation’s Form 8-K, as filed with the SEC on November 20, 2012).

4.4	Registration Rights Agreement, dated as of June 24, 2013, among AK Steel Holding Corporation, AK Steel Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated herein by reference to Exhibit 10.2 to AK Steel Holding Corporation’s Form 8-K, as filed with the SEC on June 24, 2013).

**5.1	Opinion of Weil, Gotshal & Manges LLP.

10.1	Security Agreement, dated as of November 20, 2012, among the AK Steel Corporation and U.S. Bank National Association, as trustee and collateral agent (incorporated herein by reference to Exhibit 10.3 to AK Steel Holding Corporation’s Form 8-K, as filed with the SEC on November 20, 2012).

10.2	Collateral Trust Agreement, dated as of November 20, 2012, among AK Steel Corporation and U.S. Bank National Association, as trustee and collateral agent (incorporated herein by reference to Exhibit 10.4 to AK Steel Holding Corporation’s Form 8-K, as filed with the SEC on November 20, 2012).

*12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

16.1	Letter of Deloitte & Touche LLP, dated February 28, 2013 (incorporated herein by reference to Exhibit 16.1 to AK Steel Holding Corporation’s Form 8-K, as filed with the SEC on February 28, 2013).

21.1	Subsidiaries of AK Steel Holding Corporation (incorporated herein by reference to Exhibit 21.1 to AK Steel Holding Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 28, 2013).

*23.1	Consent of Deloitte & Touche LLP.

**23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

*24.1	Powers of Attorney.

*25.1	Form T-1 Statement of Eligibility and Qualification of Trustee.

*99.1	Form of Letter of Transmittal.

*99.2	Form of Notice of Guaranteed Delivery.

*	Previously filed with the Registration Statement on Form S-4 (File No. 333-189908), filed with the SEC on July 12, 2013.

**	Filed herewith.